Exhibit 99.1

For Immediate Release

University General Health System Announces Capital Raise of $3.8 Million

HOUSTON, Texas – May 1, 2012 – University General Health System, Inc. (OTCQB: UGHS) (Other OTC: UGHS.PK), a diversified, integrated multi-specialty health delivery system, today announced that it has entered into a securities purchase agreement with institutional investors, including Hillair Capital Investment L.P., to sell 3,808 shares of series C variable rate convertible preferred stock at $1,000 per share, which are convertible into an aggregate of approximately 17,309,094 shares of its common stock, in a private placement transaction, for aggregate gross proceeds of approximately $3.8 million, before deducting placement agent fees and other offering expenses payable by the Company. The preferred stock is convertible into shares of the Company’s common stock at an initial conversion price of $0.22 per share. du Pasquier & Co. acted as placement agent for the offering.

In addition, the Company will issue to the investors warrants to purchase 17,309,094 shares of common stock in the private placement. The warrants have an exercise price of $0.26 per share and are exercisable for five years from the date of issuance.

The offering is expected to close on or about May 2, 2012, subject to satisfaction of customary closing conditions

“By signing du Pasquier & Co. as our investment bankers and attracting institutional investors, University General has taken the next step in its growth and business model,” noted Dr. Hassan Chahadeh, Chairman and Chief Executive Officer of University General Health System, Inc.

Further details of the offering will be available in the Company’s Form 8-K to be filed with the SEC by the company and all of the transaction documents will be attached to the Form 8-K.

The securities offered in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The securities were offered only to accredited investors.

This release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

About University General Health System, Inc.

University General Health System, Inc. (“University General”) is a diversified, integrated multi-specialty health care provider that delivers concierge physician and patient-oriented services by providing timely, innovative health solutions that are uniquely competitive, efficient, and adaptive in today’s health care delivery environment. The Company currently operates one hospital, two ambulatory surgical centers and a Hyperbaric Wound Care Center (HBOT) in the Houston area. Also, University General owns three senior living facilities and manages six senior living facilities, and it plans to complete multiple additional developments in the near future in Houston and other strategic markets. University General also owns a Support Services company that includes a revenue cycle and luxury facilities management company.

Forward-Looking Statements

The information in this news release includes certain forward-looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements related to the future financial performance of the Company. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include, but are not limited to, successful execution of growth strategies, product development and acceptance, the impact of competitive services and pricing, general economic conditions, and other risks and uncertainties described in the Company’s periodic filings with the Securities and Exchange Commission.

For Additional Information, Please Contact:

Donald Sapaugh

President

(713) 375-7557

dsapaugh@ughs.net

R. Jerry Falkner, CFA

RJ Falkner & Company, Inc.

Investor Relations Counsel

(830) 693-4400

info@rjfalkner.com

Michael Porter

President, Porter, LeVay & Rose

Investor Relations

212-564-4700

Michael@plrinvest.com